UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE
OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2023
To the Stockholders of Chicken Soup for the Soul Entertainment Inc.:
NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (the “Company”, “we”, “our” or similar terms), will be held at the New York offices of the Company at 800 Third Avenue, 3rd Floor, New York, New York, 10022 on June 27, 2023 at 10:00 a.m., Eastern Time.
To participate in the Annual Meeting, you will need to register using your 16-digit control number included with your proxy card, if you are a registered holder, or obtain a legal proxy from your broker, if you are a beneficial owner. Instructions on how to attend and participate in the Annual Meeting can be found at https://www.cstproxy.com/cssentertainment/2023/. You will be able to vote your shares prior to or while attending the Annual Meeting by following the instructions on the website.
At the Annual Meeting, the Company’s stockholders will vote on the following proposals:
1.
to elect nine members of the Company’s board of directors (the “Board”) to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.
to approve an amendment to our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation;

3.
to ratify the appointment of Rosenfield and Company, PLLC (“Rosenfield & Co.”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023; and

4.
to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on May 12, 2023 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the annual meeting during normal business hours at the Company’s headquarters at least ten days before the Annual Meeting.
Please read the enclosed proxy statement carefully, because it contains information relevant to the actions to be taken at the Annual Meeting.
We encourage you to vote your shares in advance by following the voting instructions provided. Every vote is important, and we look forward to hearing from you.
By Order of the Board of Directors
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr. Chief Executive Officer and Chairman of the Board
May 18, 2023
Cos Cob, Connecticut
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2023
Our 2023 proxy statement and our annual report for the fiscal year ended December 31, 2022, as amended, are available at https://www.cstproxy.com/cssentertainment/2023/

PROXY STATEMENT
FOR
ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON
JUNE 27, 2023
The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 27, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof. The Stockholder Meeting will be held at our offices at 800 Third Avenue, 3rd Floor, New York, New York 10022.
This proxy statement, the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2022 are being mailed on or about May 18, 2023 to stockholders of record as of May 12, 2023. We are bearing all costs of this solicitation.
What proposals are being presented for a stockholder vote at the Annual Meeting?
There are three proposals being presented for stockholder vote at the Annual Meeting:
•
the election of nine members of the Company’s board of directors (“Board”) to hold office until the next annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

•
to approve an amendment to our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation (“Charter Amendment Proposal”); and

•
the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “Accountant Ratification Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
What are the recommendations of the Board?
The Board recommends that you vote:
•
“FOR” the election of each of the director nominees named in this proxy statement;

•
“FOR” the amendment to our certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation; and

•
“FOR” the ratification of the appointment of Rosenfield & Company, PLLC as the Company’s independent registered public accounting firm.

Who is entitled to vote?
The holders of the Company’s common stock at the close of business on the record date, May 12, 2023, are entitled to vote at the Annual Meeting. As of the record date, 20,405,937 shares of Class A common stock were outstanding and 7,654,506 of Class B common stock were outstanding. Holders of the Company’s Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or the Company’s charter.

How do I submit my vote?
Record holders can vote by the following methods:
•
By mail.   You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope.

•
By Internet or Telephone.   You may vote by proxy via the internet or telephone. The proxy card enclosed with this proxy statement provides instructions for submitting a proxy electronically by internet or telephone.

•
In person.   You may attend the Annual Meeting and vote in person using the ballot provided to you at the meeting. Note that photo identification is required for attendance.

Beneficial owners of shares held in street name may instruct their bank, broker, or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy from the stockholder of record, present it to the inspector of election at the Annual Meeting and produce valid identification. Beneficial owners should contact their bank, broker, or other nominee for instructions regarding obtaining a legal proxy.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.
What is the difference between a “record holder” and a “beneficial owner” of the Company’s common stock?
If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the record holder for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the Annual Meeting and vote in person.
If your shares are held through a bank, broker, or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker, or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.
What does it mean to vote “by proxy”?
When you vote by proxy, you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: William J. Rouhana, Jr., the Company’s Chief Executive Officer and Chairman of the Board; and Jason Meier, the Company’s Chief Financial Officer.
Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of each of the director nominees named in the Director Election Proposal, “FOR” the Charter Amendment Proposal, and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.
What happens if I do not provide voting instructions to my bank, broker, or other nominee?
If you are a beneficial owner and do not provide your bank, broker, or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, the bank, broker, or other nominee may generally vote on routine matters but cannot vote on non-routine matters. If the bank, broker, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the bank, broker, or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The Director Election Proposal and Charter Amendment Proposal generally are considered non-routine proposals. Therefore, broker non-votes generally may occur with respect to the Director Election Proposal and Charter Amendment Proposal in connection with the Annual Meeting.
How do I revoke my proxy or voting instructions?
A record holder may revoke his, her, or its proxy by (i) submitting a written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his, her, or its proxy. Stockholders may send written notice of revocation to the Secretary, Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Avenue, Floor 2W, Cos Cob, Connecticut 06807.
Beneficial owners should refer to the materials provided to them by their bank, broker, or other nominee for information on changing their voting instructions.
What constitutes a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. In certain instances, shares which are not considered present and entitled to vote on a particular matter will count for purposes of determining the presence of a quorum. For example, a proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”), or that the stockholder is abstaining, with respect to a particular matter. Similarly, a broker may not be permitted to vote (“broker non-vote”) with respect to shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. The shares which are not being voted on a particular matter due to either stockholder withholding, abstention, or broker non-vote will not be considered shares present and entitled to vote on that matter but will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any other matter at the Annual Meeting. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, the shares will not be counted for purposes of determining the presence of a quorum.
How many votes are required to approve each proposal?
Director Election Proposal.   Nominees that receive the affirmative vote of a plurality of the votes cast will be elected as directors. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, “withhold” votes and broker non-votes will not have any effect on the election of directors.
Charter Amendment Proposal.   Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person (including virtually) or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal.
Accountant Ratification Proposal.   Ratification of the appointment of Rosenfield & Co. requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s common stock, represented in person (including virtually) or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Brokerage firms are generally entitled to vote for the ratification of the appointment of auditors in the absence of instructions from the beneficial owner of the shares. To the extent any brokerage firms do not vote on this proposal, such broker non-votes will not be considered present and entitled to vote on this matter and will not have any effect on the vote on this matter.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?
Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks, and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

PROPOSAL 1 — DIRECTOR ELECTION PROPOSAL
The Board consists of nine directors. Currently, the directors are Fred M. Cohen, Cosmo DeNicola, Christopher Mitchell, Amy L. Newmark, Martin Pompadur, William J. Rouhana, Jr., Vikram Somaya, Christina Weiss Lurie, and Diana Wilkin. Each director’s term expires at each annual meeting of stockholders. Accordingly, at this Annual Meeting, the Company’s stockholders will elect nine directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified.
The Board is nominating all current directors for re-election. Accordingly, each of Fred M. Cohen, Cosmo DeNicola, Christopher Mitchell, Amy L. Newmark, Martin Pompadur, William J. Rouhana, Jr., Vikram Somaya, Christina Weiss Lurie, and Diana Wilkin is nominated for re-election as directors.
Biographical information about the nominees can be found under the heading “Directors and Executive Officers” below.
Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the voting power of the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting the voting power of your shares for any other person in accordance with their best judgment.
Required Vote and Recommendation
Nominees that receive the affirmative vote of a plurality of the votes cast will be elected as directors.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

PROPOSAL 2 — APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION
Background
The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). The new Delaware legislation only permits, and, if our Exculpation Amendment is adopted, our amended and restated certificate of incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.
Reasons for the Exculpation Amendment
The nominating and governance committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would ensure that the Company remains able to attract and retain the most qualified officers. The nominating and governance committee has additionally determined that the proposed provision would not negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the nominating and governance committee believe would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain quality officers, the nominating and governance committee recommended to the Board the Exculpation Amendment.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, the Company expects its peers to adopt exculpation clauses that limit the personal liability of officers in their Certificate of Incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
Adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.
Proposed Exculpation Amendment
The Board is asking our stockholders to approve the amendment to Article Seventh of our Current Certificate.

The text of the Exculpation Amendment is attached hereto as Annex A.
Effectiveness of the Exculpation Amendment
If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Current Certificate will not be amended, and no exculpation will be provided for our officers
Required Vote and Recommendation
Approval of the Exculpation Amendment requires the affirmative vote of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. As a result, abstentions and broker non-votes will have the same effect as a vote “against” this proposal.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the Exculpation Amendment.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS.

PROPOSAL 3 — ACCOUNTANT RATIFICATION PROPOSAL
The Board has appointed Rosenfield and Company, PLLC (“Rosenfield & Co.”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.
Rosenfield & Co. has served as the Company’s independent registered public accounting firm since it was retained to perform tax services for the Company’s fiscal year ended December 31, 2016. While stockholder ratification of the Board’s decision to retain Rosenfield & Co. is not required by the Company’s bylaws or otherwise, the Board has chosen to submit its selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain Rosenfield & Co. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.
Rosenfield & Co. has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Rosenfield & Co. will be present during the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.
Independent Registered Public Accounting Firm’s Fees and Services
The following fees were incurred for services rendered by Rosenfield & Co. in years ended December 31, 2021 and 2022:
	Year Ended December 31,
	2021	2022
Audit Fees(1)	$485,000	$670,000
Audit-Related Fees(2)	81,500	76,420
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$566,500	$746,420

(1)
Audit fees consist of fees billed for professional services by Rosenfield & Co. for audit and quarterly review of our consolidated financial statements during the years ended December 31, 2022 and 2021 and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by Rosenfield & Co. that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)
Tax fees represent the aggregate fees billed for professional services rendered by Rosenfield & Co. for tax compliance, tax advice and tax planning services.

Pre-Approval Policies and Procedures
In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. Our Audit Committee approved all of the fees referred to in the rows titled “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” in the table above.

Required Vote and Recommendation
Ratification of the appointment of Rosenfield & Co. requires the affirmative vote of a majority of the voting power of the issued and outstanding shares of the Company’s common stock (i.e., Class A common stock and Class B common stock, as a single class), represented in person (including virtually) or by proxy at the meeting and entitled to vote thereon.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROSENFIELD & CO. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Information about Directors and Executive Officers
The following table sets forth the name, age, and position of each of the Company’s executive officers and directors:
Name	Age	Position	Audit Committee	Compensation Committee	Nominating & Governance Committee	Technology, Data & Innovation Committee
William J. Rouhana, Jr.*	70	Chairman of the Board and Chief Executive Officer
Christopher Mitchell*	53	Chief Financial Officer (Parent) and Director
Jason Meier	53	Chief Financial Officer (Company)
Amy L. Newmark*	66	Senior Brand Advisor and Director
Fred M. Cohen	78	Director	✓	✓	✓
Cosmo DeNicola	68	Director	✓			✓
Martin Pompadur	87	Director			✓	✓
Christina Weiss Lurie	63	Director		✓
Diana Wilkin	64	Director	✓	✓		✓
Vikram Somaya	47	Director			✓	✓

*
Services provided pursuant to the CSS Management Agreement. See below under “— Conflicts of Interest — CSS Management Agreement,” “— Conflicts of Interest — CSS License Agreement,” and “— Conflicts of Interest — CSS Agreements Modification.”

Each director nominee serves as a current director of the Company and attended at least 75% of all meetings of the Board of directors and each committee on which he or she sat or was eligible to sit in during 2022.
We believe that it is necessary for each of our directors to possess qualities, attributes, and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board of directors. As described below under “Nominating and Governance Committee — Guidelines for Selecting Director Nominees,” the nominating and governance committee of our Board considers all factors it deems relevant when evaluating prospective candidates or current members of our Board for nomination to our Board, as prescribed in the committee’s written charter and established guidelines and the Company’s corporate governance guidelines. All of our directors bring to the Board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board, as a whole, with the skills and expertise that reflect the needs of the Company. The following skills matrix shows the diverse range of experience our current directors provide to the Company:

	Qualification			Experience
	Executive Leadership	Public Company Director	Audit Committee Financial Expert(1)	Finance	Law	M&A	Media & Entertainment Industry Experience
William J. Rouhana, Jr.	✓			✓	✓	✓	✓
Christopher Mitchell	✓			✓		✓	✓
Amy L. Newmark	✓	✓		✓		✓	✓
Fred M. Cohen	✓					✓	✓
Cosmo DeNicola	✓		✓	✓		✓	✓
Martin Pompadur	✓	✓			✓	✓	✓
Christina Weiss Lurie	✓						✓
Diana Wilkin	✓						✓
Vikram Somaya	✓					✓	✓

(1)
Indicates audit committee members who the board has determined meet the criteria of an “Audit Committee Financial Expert” under applicable SEC rules.

Certain individual experiences, qualifications, and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographies set forth below:
William J. Rouhana, Jr.   Mr. Rouhana has been the Company’s Chairman since the formation of the Company’s predecessor in December 2014, has been the Company’s Chief Executive Officer since January 1, 2017 and has been the Chief Executive Officer of each of Chicken Soup for the Soul Holdings, LLC (“CSS Holdings”) and Chicken Soup for the Soul, LLC (“CSS”) since April 2008. Mr. Rouhana has been a leader in the media, entertainment and communications industries for more than 35 years. He was the founder and Chief Executive Officer of Winstar Communications, a wireless broadband pioneer, and Winstar New Media, one of the earliest online video content companies, from 1993 until 2001. During his career, Mr. Rouhana has led the acquisition of numerous media companies including Virgin Vision, a Virgin Group worldwide film distribution venture, in the 1980s. As an entertainment and finance lawyer from 1977 to 1985, he developed new film financing models for major producers such as Blake Edwards. He received his B.A. from Colby College, where he is currently trustee emeritus, and his J.D. from Georgetown Law School. He is the co-founder of The Humpty Dumpty Institute, which created the International Film Exchange, and the Chairman of the Global Creative Forum, which connects the United Nations with major film and television executives and talent. Among other qualifications, Mr. Rouhana brings to the Board extensive executive leadership in the communications, media and entertainment industries including production and distribution of content, and broad experience in business financings and acquisitions. Mr. Rouhana is the husband of Amy Newmark, a member of the Board.
Christopher Mitchell.   Mr. Mitchell has served as the Chief Financial Officer of CSS, our parent, since January 1, 2019. He also served as the Company’s Chief Financial Officer from January 1, 2019 through November 2022. He has more than 25 years of experience managing and financing businesses and providing financial and strategic advice to senior management teams. Mr. Mitchell was elected to our board of directors at the June 10, 2021, meeting of stockholders. Since May 2013, he has been a member of the executive leadership team and an Executive Vice President at CSS, and the Chief Executive Officer of Chicken Soup for the Pet Lover’s Soul LLC, a subsidiary of CSS. From 2009 to 2013, he was the Chief Executive Officer and founder of TMG Partners, a specialized private capital investment firm focused on enterprising consumer goods and media companies. From 2004 to 2009, Mr. Mitchell was a senior founding member of a proprietary investment fund at Bank of America Merrill Lynch focused on making direct private investments into mostly consumer goods and media companies, including an investment in CSS, and from 1993 to 2003, he was a member of the Leveraged Finance team at Bank of America Merrill Lynch. During his career, Mr. Mitchell has led or assisted 59 transactions totaling more than $17 billion, including financings for subscription based or ad supported media businesses such as Bloomberg, Inc., QwestDex, Inc., Radio One, Inc., Block Communications, Gray Television, Inc., and Entercom Radio, LLC and consumer goods companies such as Del Monte, S&W Fine Foods, Contadina, College Inn, StarKist, Sun Fresh, Orchard

Select, Kibbles ‘n Bits, C&H Sugar, Bell Sports and Accessory Network (leading accessories designer and manufacturer for Calvin Klein, Karl Lagerfeld, Tahari and Izod). Mr. Mitchell received his B.S. in Finance and B.S. in Management from Virginia Tech and studied International Law and Finance at the London School of Economics and Political Science.
Jason Meier.   Mr. Meier has been our Chief Financial Officer since November 2022. Prior to becoming our Chief Financial Officer, Mr. Meier had served as our Executive Vice President, Finance, and Chief Accounting Officer since joining our company in September 2021. Mr. Meier has extensive experience in operational finance and controllership roles, in both private joint ventures and publicly traded companies. From April 2017 to March 2020, Mr. Meier was an Executive Vice President and Chief Financial Officer of EPIX, a division of Metro-Goldwyn-Mayer and provider of digital media subscription premium pay television. Mr. Meier served a Senior Vice President and Worldwide Controller for Viacom Media Networks, the US-based mass media division of Viacom Inc. (“Viacom”), from 2014 to 2015. From 2012 to 2014, he served as a Vice President and Controller of Viacom International Media Networks, Viacom’s international division, and from 2012 to 2014, he served as Vice President and Deputy Controller of MTV Networks and Acting CFO of MTC Games, each a division of Viacom. From 2009 to 2011, Mr. Meier served as VP Accounting Services and External Reporting for Viacom. Prior to this, Mr. Meier was a Senior Manager with PricewaterhouseCoopers LLP and held various roles from 1993 to 1998 and resumed his position from 2000 to 2007, after serving at the U.S. Securities and Exchange Commission from 1998 to 2000. Mr. Meier is a CPA and received his BS degree from Cornell University and his MBA from Columbia University.
Amy L. Newmark.   Ms. Newmark has been a member of the Board since the Company’s formation in May 2016. She has more than 30 years of media and telecommunications industry and investment banking experience. Ms. Newmark has been the Publisher, Editor-in-Chief, and an author for CSS since April 2008 and has co-authored the publication of more than 175 books under the brand during her tenure. Ms. Newmark also serves as our Senior Brand Advisor. Ms. Newmark founded and managed a successful hedge fund for five years. Prior to that she was a Managing Director at CJ Lawrence and was a top-ranked telecom analyst during her tenure. She received her A.B. from Harvard University and is a Chartered Financial Analyst. Among other qualifications, Ms. Newmark brings to the Board important financing experience, content publications expertise and an intimate knowledge of the Chicken Soup for the Soul brand and related operations. Ms. Newmark is the wife of Mr. Rouhana, the Company’s Chairman and Chief Executive Officer.
Fred M. Cohen.   Mr. Cohen has been a member of the Board since June 2016. He has more than 35 years of media and entertainment experience. Since 2004, he has been the Chairman of the International Academy of Television Arts & Sciences (Emmys), and, since 2000, the Chairman of its Foundation. Previously, he was the Executive Vice President of CBS Broadcast International, the President of King World International Productions, advisor to Harpo Productions on the international distribution of its television properties including The Oprah Winfrey Show and Dr. Oz. He is Chair Emeritus of PCI — Media Impact, a New York based international NGO (non-governmental organization). He received his B.A. from The University of Michigan and his M.S. from Stanford University. Among other qualifications, Mr. Cohen brings to the Board extensive executive and operational experience in the media and entertainment industries, including the international segments of such industries.
Cosmo DeNicola.   Mr. DeNicola has been a member of the Board since June 2019. Mr. DeNicola is the founder of the Cosmo DeNicola Companies, a portfolio company that holds a diverse range of businesses in the healthcare, technology, publishing, professional sports, and entertainment industries. He is the founder of Amtech Software and Futura Services Inc., and a co-founder of InfoLogix Inc., LogisStar Solutions and Pursuit Healthcare Advisors. Mr. DeNicola received Ernst & Young’s Philadelphia Region Entrepreneur of the Year Award in 2018 and was honored by the Fox School of Business as one of 100 world-wide entrepreneurs and visionaries who have helped shape Fox Business School and the business world. Mr. DeNicola received his B.A. from Temple University. Among other qualifications, Mr. DeNicola brings to the Board extensive executive and entrepreneurial experience.
Martin Pompadur.   Mr. Pompadur has been a member of the Board since June 2019. Mr. Pompadur has over 50 years of experience in the media and entertainment industry. He joined American Broadcasting Company in 1960 and became the youngest person ever appointed to ABC, Inc.’s Board of Directors. He is currently on the board of Nexstar Media Group, Inc., and has previously served on the boards of IMAX Corporation, ABC Inc., Ziff Corporation, News Corporation Europe, Sky Italia, News Out of Home,

BSkyB, and Metromedia International Group. Mr. Pompadur received his B.A. from Williams College and an L.L.B. from University of Michigan Law School. Among other qualifications, Mr. Pompadur brings to the board extensive executive and operational experience in the media and entertainment industries.
Christina Weiss Lurie.   Ms. Weiss Lurie has been a member of the Board since June 2016. Her multi-faceted career spans the worlds of sports, entertainment and philanthropy. She is a minority owner of the Philadelphia Eagles and President of Eagles Charitable Foundation (formerly Eagles Youth Partnership). She is also an Oscar award-winning film producer. As executive producer, Ms. Weiss Lurie received an Oscar for Inside Job (2011), which tackles the consequences of systematic corruption of the U.S. by the financial services industry, and Inocente (2013), which features the struggles of a homeless, undocumented teen. She is the co-founder of multiple independent film companies, including Tango Pictures and Fourth and Twenty Eight Films. She was born and raised in Mexico and is also a noted philanthropist. Under her leadership, the Philadelphia Eagles earned the coveted 2011 Beyond Sport Team of the Year award for their work in the community and for trailblazing environmental programs in professional sports. She received her B.A. from Yale University. Among other qualifications, Ms. Weiss Lurie brings to the Board extensive content production experience and broad management skills.
Diana Wilkin.   Ms. Wilkin has been a member of the Board since June 2016. She has over 20 years of experience in the media industry. Since January 2017, Ms. Wilkin has been the President of Broadcast of Share Rocket, a social media measurement company. She has been Managing Director of Twelve 24 Media, a broadcast and media consulting firm, since February 2014. Formerly she served as President of CBS Affiliate Relations from 2008 to December 2013, where she was responsible for network agreements with all major broadcast groups’ television stations. From 2000 to 2008, she was involved in the management of both CBS and FOX affiliates as Vice President, General Manager in numerous markets. She received her B.S. from the University of Southern California. Among other qualifications, Ms. Wilkin brings to the Board, extensive management and operational experience in the media and entertainment industries, particularly in the television broadcasting industry.
Vikram Somaya.   Mr. Somaya has been a member of the Board since October 2021. He currently serves as Chief Data and Analytics Officer at PepsiCo. and brings to Chicken Soup for the Soul Entertainment’s board an extensive knowledge of new technologies, digital media, data analytics, corporate strategies, consumer behaviors, distribution and new advertising platforms. Prior to joining PepsiCo in 2019, Mr. Somaya served in various leadership roles at data-driven organizations. Previously, Mr. Somaya served as EVP, Chief Data Officer at Nielson; SVP, Global Data Officer and Ad Platforms at ESPN; General Manager of AdFX and Analytics at The Weather Company; and the VP of Global Operations and Audience at Thomson Reuters.
Board Composition
Effective as of the Annual Meeting, assuming election of the director nominees set forth in this proxy statement, our board composition will be as follows:

Board Diversity Matrix (As of May 3, 2023)
Board Size:
Total Number of Directors	9
	Female	Male	Did Not Disclose Gender
Gender Identity
Directors	2	6	1
Demographic Background
Asian	0	1	0
White	2	5	0
Did Not Disclose Demographic Background		1
Family Relationships
William J. Rouhana, Jr., the Company’s Chairman and Chief Executive Officer, is the husband of Amy Newmark, a member of the Board.
Leadership Structure
William J. Rouhana, Jr. serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Mr. Rouhana is one of the Company’s founders and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.
Conflicts of Interest
Our certificate of incorporation provides that:
•
we renounce any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities that are presented to us or our officers, directors or stockholders or affiliates thereof, including but not limited to, CSS and its affiliates; and

•
our officers and employees will not be liable to our company or our stockholders for monetary damages for breach of any fiduciary duty by reason of any activities of us or any of the CSS companies to the fullest extent permitted by Delaware law.

CSS License Agreement
We have entered into agreements with our affiliated companies which provide us with access to important assets and resources. This include a trademark and intellectual property license agreement (“CSS License Agreement”) through which we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the brand and related content, such as stories published in the Chicken Soup for the Soul books. Pursuant to the CSS License Agreement, the CSS Companies have agreed not to produce and distribute video content. Accordingly, if any of our executive officers or directors becomes aware of a non-video content opportunity which is suitable for an entity to which he or she has current fiduciary or contractual obligations, he or she will be entitled to present those opportunities to the CSS Companies prior to presenting them to us. Beginning in August 2022, under the terms of the HPS Credit Facility, the 5% license fee as it relates to Redbox’s net revenues is applied only to certain limited revenue categories. For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of license fee expense under this agreement. We believe that the terms and conditions of the CSS License Agreement, which provides us with the rights to use the trademark and intellectual property in connection with our video content, are more favorable to us than any similar agreement we could have negotiated with an independent third party.
CSS Management Agreement
We have a management services agreement (the “CSS Management Agreement”) pursuant to which we pay our parent company, Chicken Soup for the Soul, LLC, a management fee equal to 5% of our net revenue. Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of CSS and its subsidiaries and personnel, including the services of our chairman and chief executive officer, Mr. Rouhana, Ms. Newmark, and Mr. Mitchell our chief financial officer through November 14, 2022 and continues to the chief financial officer of CSS. The CSS Management Agreement also provides for services, such as accounting, legal, marketing, management, data access and back-office systems, and provides us with office space and equipment usage. On August 1, 2019, we entered into an amendment to the CSS Management Agreement which removed our obligation to pay sales commissions to CSS in connection with sponsorships for our video content or other revenue generating transactions arranged by CSS or its affiliates. On March 15, 2021, we entered into a further amendment to the CSS Management Agreement which clarified that the term of the CSS Management Agreement shall continue on a month-to-month basis until terminated by either party thereto. Beginning in August 2022, under the terms of the HPS Credit Facility, the 5% management fee as it relates to Redbox’s net revenues is applied to certain limited revenue categories. For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of management fee expense under this agreement. We believe that the terms and conditions of the CSS Management Agreement, as amended, are more favorable and cost effective to us than if we hired the full staff to operate the Company.
CSS Agreements Modification
In March 2023, we entered into a modification with CSS (the “CSS Agreements Modification”) to each of the CSS Management Agreement and CSS License Agreement, pursuant to which (a) $3.45 million of the aggregate fees under the CSS Management Agreement and CSS License Agreement that were earned by CSS in the first quarter of 2023 and (b) 25% (or $12.75 million) of the next $51 million of such fees that will be earned by CSS after April 1, 2023 shall be paid through the issuance by our company of shares of our Class A common stock. The shares payable with respect to clause (a), above, are being issued promptly following the execution of the CSS Agreements Modification. The shares that shall become issuable in the future under clause (b) shall be issued each fiscal quarter as such fees are earned. The shares shall be valued at the higher of (a) $3.05 (which was the highest of our closing price (as reflected on Nasdaq.com) of our Class A common stock on the trading day immediately preceding the signing of the modification, and the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the modification, and (b) the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately following the filing of the Company’s 10-K for the year ended December 31, 2022.
Independence of Directors
The Company’s Class A common stock, 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, and its 9.50% Notes due 2025 are each listed on the Global Market of The Nasdaq Stock Market (“Nasdaq”) and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.
Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer of a Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Messrs. DeNicola, Pompadur, Somaya, and Cohen, and each of Mses. Wilkin and Weiss Lurie is an independent director.

Board Role in Risk Oversight
The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.
Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating and governance committee considers areas of potential risk within corporate governance and compliance, such as management succession. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.
Board Meetings and Committees
During the fiscal year ended December 31, 2022, the Board met twelve times and acted by written consent eighteen times. All of the Company’s directors attended all of the meetings of the Board and committees on which they served. The directors are encouraged to attend meetings of stockholders, if they are able, and all of our directors attended the 2022 annual meeting of stockholders.
The Board has four separately standing committees: the audit committee, the compensation committee, the nominating and governance committee, and the technology, data and innovations committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.cssentertainment.com.
Audit Committee
The audit committee consists of Mr. DeNicola (committee chairman), Mr. Cohen, and Ms. Wilkin, each of whom is “independent” as defined in Rule 10A-3 of the Exchange Act and the Nasdaq listing standards. During the fiscal year ended December 31, 2022, the audit committee met six times.
The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Company’s annual reports;

•
discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent registered public accounting firm;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•
appointing or replacing the independent registered public accounting firm;

•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee
The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board has determined that each of Messrs. DeNicola and Cohen, and Ms. Wilkin are independent directors and are financially literate.
Additionally, we must annually certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Mr. DeNicola qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Report of the Audit Committee
The audit committee reviewed and discussed the Company’s audited financial statements for year ended December 31, 2022 with management, as well as with the Company’s independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the audit committee concerning independence, and the audit committee discussed with such firm its independence.
Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Rosenfield & Co. and re-appointed the firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Submitted by the Audit Committee:
Cosmo DeNicola (Chairman)
Fred M. Cohen
Diana Wilkin
Compensation Committee
The compensation committee consists of Ms. Weiss Lurie (committee chairwoman), Ms. Wilkin, and Mr. Cohen, each of whom is an independent director. During the fiscal year ended December 31, 2022, the compensation committee met four times.

The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation (if any), evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of the other executive officers (including through the Company’s management services agreements);

•
reviewing the terms of the CSS Management Agreement as further described below under “Certain Relationships and Related Transactions — Affiliate Resources and Obligations — CSS Management Agreement;”

•
reviewing the Company’s executive compensation policies and plans;

•
implementing and administering the Company’s equity-based incentive compensation plans, determining who participates in the plans, establishing performance goals, if any, and determining specific grants and bonuses to the participants;

•
assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;

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if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•
reviewing, evaluating and recommending changes to non-executive director compensation. The compensation committee makes all decisions regarding executive officer compensation.

The compensation committee periodically reviews the elements of compensation for the executive officers, including annual base salary, annual incentive bonus, and equity compensation, and advises the Board whether executive compensation is properly aligned with measures of shareholder value. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. The compensation committee will consider the recommendations of the Chief Executive Officer when determining compensation for other executive officers of the Company. Executive officers do not determine any element or component of their own pay package or total compensation amount.
The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans. In addition, the Chief Executive Officer, the Chief Financial Officer, and other members of management make recommendations to the compensation committee with regard to overall pay strategy for all employees, including program designs, annual incentive design, and long-term incentive plan design. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.
The compensation committee retains sole authority to engage compensation consultants, including determining the nature and scope of services and approving the amount of compensation for those services, and legal counsel or other advisors. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.
Nominating and Governance Committee
The nominating and governance committee consists of Mr. Cohen (committee chairman), Mr. Pompadur, and Vikram Somaya, each of whom is an independent director under the Nasdaq listing standards. During the fiscal year ended December 31, 2022, the nominating and governance committee met two times. The nominating and governance committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. During the fiscal year ended December 31, 2022, the nominating and governance committee met two times.
The nominating and governance committee’s duties, which are specified in the Company’s nominating and governance committee charter, include, but are not limited to:
•
Developing the criteria and qualifications for membership on the Board;

•
Recruiting, reviewing and nominating candidates for election to the Board or to fill vacancies on the Board;

•
Periodically reviewing our company’s corporate governance policies and recommending to the Board modifications to the policies as appropriate, including changes necessary to satisfy any applicable requirements of the NASDAQ, the SEC, and any other legal or regulatory requirements; and

•
Reviewing the Company’s policies and programs concerning corporate social responsibility, including environmental, social, diversity, and governance matters.

Guidelines for Selecting Director Nominees
The nominating and governance committee will consider persons identified by its members, management, stockholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating and governance committee charter, generally provide that persons to be nominated:
•
should have demonstrated significant achievements in business, education, or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism, and intense dedication to serving the interests of the stockholders.

The nominating and governance committee will consider a number of qualifications relating to management and leadership experience, background, and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating and governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. Although the Board does not have specific guidelines on diversity, it is one of many criteria considered by the nominating and governance committee when evaluating candidates. The nominating and governance committee does not distinguish among nominees recommended by stockholders and other people.
Procedure for Stockholders to Recommend Director Candidates
The nominating and governance committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating and governance committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating and governance committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.
In March 2022 our nominating and governance committee recommended to our board of directors the nomination of Fred M. Cohen, Cosmo DeNicola, Christopher Mitchell, Amy L. Newmark, Martin Pompadur, William J. Rouhana, Jr., Vikram Somaya, Christina Weiss Lurie, and Diana Wilkin for re-election as directors. Our nominating and governance committee did not receive recommendations from any stockholders or others for director candidates.
Technology, Data and Innovation Committee
The technology, data and innovation committee consists of Mr. Vikram Somaya (committee chairman), Mr. DeNicola, Ms. Wilkin and Mr. Pompadur. The technology, data and innovation committee was formed in April 2022 and met once during 2022.
Our technology, data and innovation committee is responsible for assisting our board in overseeing and supporting the actions being taken by management in relation to technology and innovation. The technology, data and innovation committee will focus on key strategic issues in relation to our technology backbone and help our board and company in related areas, including:
•
the development of existing technology, architecture, and processes to enhance the customer experience and maintain the health and resilience of our IT systems;

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adoption and implementation of new and future data and technology capabilities;

•
acquisition, innovations, partnerships, and joint ventures that can improve our technology or data capabilities;

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consideration and implementation of strategies, policies and technologies that can enhance data security; and

•
evaluation of key threats and opportunities resulting from new business models and disruptive technologies.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of such forms and written representations received by the Company from certain reporting persons, we believe that during the year ended December 31, 2022 all Section 16(a) filing requirements were complied with in a timely manner.
Code of Ethics
In August 2017, the Company adopted a code of ethics that applies to all of its respective executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.cssentertainment.com. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.
Stockholder Communications
Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, Chicken Soup for the Soul Entertainment Inc., P.O. Box 700, Cos Cob, Connecticut 06807. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.
Director Compensation
Each of the Company’s independent Directors receives annual director fees totaling $85,000 per year in two equal semi-annual installments, payable 50% in cash and 50% in shares of Class A common Stock.

The following table sets forth compensation earned by each independent Director who are not named executive officers and served during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)	Total ($)
Fred M. Cohen	42,500	42,500	85,000
Christina Weiss Lurie	42,500	42,500	85,000
Diana Wilkin	42,500	42,500	85,000
Cosmo DeNicola	42,500	42,500	85,000
Martin Pompadur	42,500	42,500	85,000
Vikram Somaya	42,500	42,500	85,000

(1)
Represents the cash portion of annual director fees.

(2)
Represents the fair value of the share awards for the year ended December 31, 2022, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the board member. The assumptions made in valuing the share awards reported in this column are discussed in the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation.

There were no outstanding stock options held by the Company’s non-executive directors as of December 31, 2022.

EXECUTIVE OFFICER COMPENSATION
Compensation Objectives
Our compensation program is designed to attract, retain, and motivate highly qualified executive officers and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Summary Compensation Table
The following table sets forth the compensation paid to or earned by each of our Chief Executive Officer, Chief Financial Officer, and our next highest paid executive officer of our company (including subsidiaries) (“Named Executive Officers”) for each of the fiscal years ended December 31, 2022 and 2021.
Name and Position	Year	Salary($)	Bonus ($)	Stock Awards ($)(2)	All Other	Total ($)
William J. Rouhana, Jr.(1)	2022	375,000	—	—	10,856	385,856
Chief Executive Officer	2021	135,000	—	—	9,638	144,638
Christopher Mitchell(1)(3)	2022	400,962	160,385	—	35,264	596,611
Chief Financial Officer	2021	200,000	150,000	—	19,024	369,024
Jason Meier(3)	2022	366,539	96,766	—	30,571	493,876
Chief Financial Officer
Galen Smith(4)	2022	311,233	960,000	739,211	2,841,909	4,852,353
Executive Vice Chairman
Elana B. Sofko	2021	396,731	208,750	263,097	10,658	879,236
Chief Strategy Officer

(1)
Represents the allocable portion (based on business time allocated to CSSE) of salary and bonus, medical care, vision, and long-term disability coverage premiums that is paid by our parent company to the listed executive officers. These amounts are not paid separately by CSSE; they are covered by payments CSSE makes under the CSS Management Agreement. The services of Messrs. Rouhana and Mitchell are provided to our company under the CSS Management Agreement.

(2)
The amounts reported in the “Stock Awards” column reflect the fair value of stock options for the year ended December 31, 2022, calculated in accordance with ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officers. The assumptions made in valuing the stock option awards reported in this column are discussed in the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022, including in Note 2, Summary of Significant Accounting Policies — Share-Based Compensation, and Note 6, Share-Based Compensation. Mr. Smith’s stock awards represents the value of CSSE class A common stock issued to him as a result of his Redbox restricted stock units being accelerated and exchanged in conjunction with the acquisition.

(3)
Mr. Mitchell was the Chief Financial Officer of CSSE from January 1, 2022 through November 14, 2022, after which time, he continues to be the Chief Financial Officer of CSS, our parent company, and a Director of CSSE. On November 15, 2022, Mr. Meier was named the Chief Financial Officer of our company.

(4)
The amounts reported for Mr. Smith relate to the period after the acquisition of Redbox on August 11, 2022. In December 2022, Mr. Smith tendered his resignation triggering his contractual severance benefits of approximately $2.8 million. Disclosures related to Mr. Smith’s 2021 salary and benefits are included in Redbox Entertainment’s 2021 Form 10-K.

Compensation Arrangements for Named Executive Officers
William J. Rouhana, Jr., and Christopher Mitchell — CSS Management Agreement
The Company entered into the CSS Management Agreement with our parent company, CSS, on May 12, 2016. Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of the CSS companies’ personnel, including our company’s chairman and chief executive officer, senior brand advisor and director, and parent chief financial officer. CSS also provides us with numerous other services under the CSS Management Agreement, including accounting, legal, marketing, social media support, management, data access and back office systems, as well as office space and equipment usage. The terms of the CSS Management Agreement and payments made by the Company to date thereunder are described under “Certain Relationships and Related Transactions — Affiliate Resources and Obligations — CSS Management Agreement.”
Jason Meier
Mr. Meier became our Chief Financial Officer on November 15, 2022. Prior to this, he was our Chief Accounting Officer since September 2021. As the Chief Financial Officer, Mr. Meier is entitled to a base salary of $475,000 and a target bonus of 40%. Due to the merger with Redbox, in 2022 Mr. Meier, was awarded 80% of his eligible 2022 bonus as a special one-time transaction bonus, in lieu of a 2022 performance bonus.
Elana B. Sofko
Ms. Sofko became our Chief Strategy Officer on May 1, 2021. Prior to this, she was our Chief Operating Officer since November 6, 2017. During 2021 her annual base salary was $400,000. Ms. Sofko is entitled to receive a discretionary cash bonus of up to 80% in 2021, of her annual base salary. For the year ended December 31, 2021, Ms. Sofko was awarded a cash bonus of $208,750.
Galen C. Smith
Mr. Smith became the Executive Vice Chairman of CSSE upon the acquisition of Redbox on August 11, 2022. Prior to the acquisition, Mr. Smith was the CEO of Redbox Entertainment, Inc. Amounts reflected above represent the allocable portion of his $800,000 salary, $1,200,000 target bonus and other compensation directly attributable to the post acquisition period in 2022. Based on the terms of the merger, Mr. Smith’s restricted stock units in Redbox were accelerated and converted into shares of CSSE Class A common stock. In December 2022, Mr. Smith tendered his resignation triggering his contractual severance benefits of approximately $2.8 million. Disclosures related to Mr. Smith’s 2021 salary and benefits are included in Redbox Entertainment’s 2021 Form 10-K.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance.
Required Tabular Disclosure of Compensation Actually Paid versus Performance
The following table discloses information on “compensation actually paid” (CAP) to our principal executive officer (“PEO”) and (on average) to our other Named Executive Officers (“non-PEO NEOs”) during the specified years alongside total shareholder return (TSR) and net income (loss) metrics.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Income (Loss)
2022	$385,856	$385,856	$1,980,947	$1,966,613	$(72.52)	$(111,290,202)
2021	$144,638	$144,638	$464,299	$605,188	$(24.90)	$(59,419,724)

(1)
The Average Summary Compensation for Non-PEO NEOs and the Average Compensation Actually Paid to Non-PEO NEOs is higher than normal in 2022, as it includes approximately $3.6 million of severance and other benefits that are owed to Mr. Smith, under his contractual agreement assumed by our company in conjunction with our acquisition of Redbox.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The following describe the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our company’s total shareholder return and that of the S&P 500 Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
Relationship Between Compensation Actually Paid and Company Shareholder Return

Relationship Between Compensation Actually Paid and Net Loss

Relationship Between Compensation Actually Paid and Net Loss
$-
$(20.0)
$(40.0)
$(60.0)
$(80.0)
$(100.0)
$(120.0)
Millions
Net Loss
2021
2022
$2.5
$2.0
$1.5
$1.0
$0.5
$-
Millions
Compensation Actually Paid
CEO
Non CEO
Net Loss

Payments upon Termination or Change in Control
In December 2022, Mr. Smith tendered his resignation triggering his contractual severance benefits of approximately $2.8 million.
Mr. Meier’s employment arrangement contains provisions for the payout of severance in certain circumstances. If Mr. Meier’s employment is terminated by our company other than for cause or by Mr. Meier for good reason, then he will be entitled to continued salary for a period of twelve months. Mr. Meier is not entitled to accelerated vesting of any outstanding equity awards.
Ms. Sofko’s employment arrangement contains a severance and change of control provisions. If Ms. Sofko’s employment is terminated by our company other than for cause, then she will be entitled to continued salary for a period of six months. Ms. Sofko is not entitled to accelerated vesting of any outstanding equity awards. Additionally, if there is a change in control of our company, Ms. Sofko is entitled to a one-time payment.
The following table summarizes the amounts payable upon certain events for Mr. Meier and Ms. Sofko, assuming such events occurred on December 31, 2022 and December 31, 2021, respectively. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (the single sum does not reflect any discount).
	Potential Payments ($)
Name	By the Executive for Good Reason	By the Company for Cause	By the Company Without Cause	Change In Control of the Company
Jason Meier	$475,000	—	$475,000	$—
Elana B. Sofko	—	—	$200,000	$585,000

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding option and stock awards as of December 31, 2022 for each Named Executive Officer.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Award Number of Securities Underlying Unexercised Options (#) Unexercised	Option Exercise Price ($)	Option Expiration Date
William J. Rouhana, Jr.(3)	—	—	—	—
Chief Executive Officer
Christopher Mitchell(3)	100,000	—	$8.08	1/15/2024
Chief Financial Officer
Jason Meier	7,500	7,500	$22.00	10/5/2026
Chief Financial Officer
Elana B. Sofko	33,948	—	$14.05	12/8/2026
Chief Strategy Officer	100,000	—	$8.08	1/15/2024
Galen C. Smith	—	—	—	—
Vice Chairman
We believe equity grants provide our executives with a strong link to our company’s long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, the Board and the compensation committee periodically review the equity incentive compensation of our Named Executive Officers and, from time to time, may grant equity incentive awards to them in the form of stock options or other equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 27, 2023 by:
•
each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

•
each of our executive officers and directors; and

•
all of our executive officers and directors as a group.

The beneficial ownership of each person was calculated based on 20,405,937 shares of Class A common stock and 7,654,506 of Class B common stock outstanding as of the date of this prospectus. Except as otherwise indicated, we believe all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.
	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Class A	%	Class B	%	Percent of Total Voting Power(2)
Current Directors and Officers:
William J. Rouhana, Jr.(3)(4)	3,284,271	16.1%	7,654,506	100%	82.3%
Vikram Somaya	6,363	0.0%	—	—	*
Christopher Mitchell(5)	104,250	0.5%	—	—	*
Jason Meier(6)	8,750	0.0%	—	—	*
Amy L. Newmark(3)(7)	161,464	0.8%	—	—	*
Fred M. Cohen	21,754	0.1%	—	—	*
Cosmo DeNicola(8)	318,068	1.6%	—	—	*
Martin Pompadur	10,245	0.1%	—	—	*
Christina Weiss Lurie	58,007	0.3%	—	—	*
Diana Wilkin	28,837	0.1%	—	—	*
All current directors and executive officers as a group (ten persons)(9)	4,002,009	19.6%	7,654,506	100%	83.1%
Five Percent Holders:
Chicken Soup for the Soul Productions, LLC	2,774,163	13.6%	7,654,506	100%	81.8%
Sony Corporation(10)	4,000,000	19.6%	—	—	5.0%
Granaham Investment Management, Inc.(11)	1,379,179	6.8%	—	—	1.7%
HPS Investment Partners, LLC(12)	1,011,530	5.0%	—	—	1.3%
Redwood Holdco, LP(13)	2,850,990	14.0%	—	—	3.5%

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the individuals is Chicken Soup for the Soul Entertainment, Inc., P.O. Box 700, Cos Cob, Connecticut 06807.

(2)
Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. The holders of Class B common stock are entitled to ten votes per share, and holders of Class A common stock are entitled to one vote per share.

(3)
Mr. Rouhana and Ms. Newmark are married. Each spouse disclaims beneficial ownership of the shares owned by the other spouse.

(4)
Represents (i) 510,108 shares of Class A common stock beneficially owned by an affiliate of Mr. Rouhana, (ii) 2,774,163 Class A common stock beneficially owned by CSS and (iii) all of the shares of Class B common stock owned by CSS. The ultimate parent of CSS is CSS Holdings, which in turn is ultimately controlled by Mr. Rouhana.

(5)
Represents (i) 100,000 shares of Class A common stock purchasable under options that have vested granted under the Company’s 2017 Long-Term Incentive Plan, which are exercisable at $8.08 per share and (ii) 4,250 shares of Class A common stock issuable upon the exercise of Class W Warrants at an exercise price of $7.50 per share.

(6)
Represents 8,750 shares of Class A common stock purchasable under options that have vested granted under the our company’s 2017 Long-Term Incentive Plan, which are exercisable at $22.00 per share.

(7)
Includes (i) 90,620 shares of Class A common stock; (ii) 33,150 shares underlying Class W warrants at an exercise price of $7.50 per share and; (iii) 6,534 shares underlying Class Z warrants at an exercise price of $12.00 per share.

(8)
Includes 53,200 shares of Class A common stock issuable upon the exercise of Class W warrants at an exercise price of $7.50 per share.

(9)
Represents all of the shares beneficially owned by the individuals listed above and as set forth in footnotes (3) through (8) above.

(10)
The business address of Sony Corporation is 7-1, Konan 1-Chome, Minato-ku, Tokyo 108-0075 Japan. Information derived from a Schedule 13D/A filed on November 4, 2019. Includes shares of Class A common stock issuable upon the exercise of warrants to purchase (i) 800,000 shares of Class A Common Stock at an exercise price of $8.13 per share; (ii) 1,200,000 shares of Issuer Class A Common Stock at an exercise price of $9.67 per share; (iii) 380,000 shares of Class A Common Stock at an exercise price of $11.61 per share; and (iv) 1,620,000 shares of Class A Common Stock at an exercise price of $11.61 per share.

(11)
The business address of Granahan Investment Management, Inc.(“Granahan”) is 404 Wyman Street, Suite 460, Waltham, MA 02451. Jane M. White is the President and Chief Executive Officer of Granahan and may be deemed to beneficially own the Class A Common Stock owned by Granahan. Information derived from a Schedule 13G filed on February 14, 2022.

(12)
The business address of HPS Investment Partners, LLC is 40 W. 57th Street, New York, New York 10019.

(13)
The business address of Redwood Holdco, LP is One Manhattanville Road, Suite 201, Purchase, New York 10577.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Policy
Our Code of Ethics requires that we avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Affiliate Resources and Obligations
CSS License Agreement
We have a trademark and intellectual property license agreement with CSS, which we refer to as the “CSS License Agreement.” Under the terms of the CSS License Agreement, we have been granted a perpetual, exclusive, worldwide license to produce and distribute video content using the Chicken Soup for the Soul brand and related content, such as stories published in the Chicken Soup for the Soul books. We pay CSS an incremental recurring license fee equal to 4% of our net revenue for each calendar quarter, and a marketing fee of 1% of our net revenue. Beginning in August 2022, under the terms of the HPS Credit Facility, the 5% license fee as it relates to Redbox’s net revenues is applied only to certain limited revenue categories.
For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of license fee expense under this agreement. We believe that the terms and conditions of the CSS License Agreement, which provides us with the rights to use the trademark and intellectual property in connection with our video content, are more favorable to us than any similar agreement we could have negotiated with an independent third party.
CSS Management Agreement
We have a management services agreement, which we refer to as the “CSS Management Agreement”, in which we pay CSS a management fee equal to 5% of our net revenue. Under the terms of the CSS Management Agreement, we are provided with the broad operational expertise of CSS and its subsidiaries and personnel, including the services of our chairman and chief executive officer, Mr. Rouhana, our senior brand advisor and director, Ms. Newmark, and Mr. Mitchell, our chief financial officer through November 14, 2022 and continues to be the chief financial officer of CSS. The CSS Management Agreement also provides for services, such as accounting, legal, marketing, management, data access and back-office systems, and provides us with office space and equipment usage. On August 1, 2019, we entered into an amendment to the CSS Management Agreement which removed our obligation to pay sales commissions to CSS in connection with sponsorships for our video content or other revenue generating transactions arranged by CSS or its affiliates. On March 15, 2021, we entered into a further amendment to the CSS Management Agreement which clarified that the term of the CSS Management Agreement shall continue on a month-to-month basis until terminated by either of the parties thereto. Beginning in August 2022, under the terms of the HPS Credit Facility, the 5% management fee as it relates to Redbox’s net revenues is only applied to certain limited revenue categories.
For the years ended December 31, 2022 and 2021, we recorded $9.2 million and $5.5 million, respectively, of management fee expense under this agreement. We believe that the terms and conditions of the CSS Management Agreement, as amended, are more favorable and cost effective to us than if we hired the full staff to operate the Company.
Modification of CSS License Agreement and CSS Management Agreement
In March 2023, we entered into a modification with CSS (the “CSS Agreements Modification”) to each of the CSS Management Agreement and CSS License Agreement, pursuant to which (a) $3.45 million of the aggregate fees under the CSS Management Agreement and CSS License Agreement that were earned by CSS in the first quarter of 2023 and (b) 25% (or $12.75 million) of the next $51 million of such fees that will be earned by CSS after April 1, 2023 shall be paid through the issuance by our company of shares of our Class A common stock. The shares payable with respect to clause (a), above, are being issued promptly following the execution of the CSS Agreements Modification. The shares that shall become issuable in the future under clause (b) shall be issued each fiscal quarter as such fees are earned. The shares shall be valued at the higher of (a) $3.05 (which was the highest of our closing price (as reflected on Nasdaq.com) of our Class A common stock on the trading day immediately preceding the signing of the modification, and the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the modification, and (b) the average closing price of our Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately following the filing of the Company’s 10-K for the year ended December 31, 2022.
PRINCIPLE ACCOUNTING FEES AND SERVICES
The following fees were incurred for services rendered by Rosenfield & Co. in years ended December 31, 2021 and 2022:
	Year Ended December 31,
	2021	2022
Audit Fees(1)	$485,000	$670,000
Audit-Related Fees(2)	81,500	76,420
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$566,500	$746,420

(1)
Audit fees consist of fees billed for professional services by Rosenfield & Co. for audit and quarterly review of our consolidated financial statements during the years ended December 31, 2022 and 2021 and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by Rosenfield & Co. that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”

(3)
Tax fees represent the aggregate fees billed for professional services rendered by Rosenfield & Co. for tax compliance, tax advice and tax planning services.

Pre-Approval Policies and Procedures
In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our Audit Committee. Our Audit Committee approved all of the fees referred to in the rows titled “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” in the table above.

SOLICITATION OF PROXIES
Your proxy is being solicited on behalf of our Board and we are bearing the cost of this solicitation. In addition to the use of mail and the internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy materials to beneficial owners of our common stock.
OTHER MATTERS
The Company does not intend to bring before the Annual Meeting any matters other than those specified in this proxy statement, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
2024 ANNUAL MEETING STOCKHOLDER PROPOSALS AND NOMINATIONS
The Company intends to hold its 2024 annual meeting of stockholders on or about June 15, 2024. A proposal that a stockholder intends to present at the 2024 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than December 31, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.
The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2024 annual meeting of stockholders, this notice must be received no earlier than [March 15,] 2024 and no later than [April 6], 2024. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, Chicken Soup for the Soul Entertainment Inc., P.O. Box 700, Cos Cob, Connecticut 06807.
DISCRETIONARY VOTING OF PROXIES
Pursuant to Rule 14a-4 promulgated by the SEC, stockholders are advised that our management will be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2024 Annual Meeting with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Cos Cob, Connecticut, not later than December 31, 2023.
OTHER STOCKHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Our board of directors provides a process for stockholders and interested parties to send communications to the board of directors. Stockholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Ave, Cos Cob, Connecticut 06807. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

INCORPORATION BY REFERENCE
This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, including our audited financial statements and supplementary data and management’s discussion and analysis of financial condition and results of operations. You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written requests for such documents to Chicken Soup for the Soul Entertainment Inc., 132 E. Putnam Ave, Cos Cob, Connecticut 06807.
By Order of the Board of Directors
/s/ William J. Rouhana, Jr.

William J. Rouhana, Jr., Chief Executive Officer and Chairman of the Board
Cos Cob, Connecticut
Dated May 18, 2022

Annex A
CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
(Pursuant to Sections 151 and 242 of the General Corporation Law of the State of Delaware)
Chicken Soup for the Soul Entertainment, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
A.   A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment to the Corporation’s Certificate of Incorporation and declaring the advisability of this Amendment to the Certificate of Incorporation and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:
RESOLVED, that the SEVENTH paragraph of the Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on May 4, 2016, be and hereby is deleted in its entirety and the following SEVENTH paragraph inserted in lieu thereof:
“SEVENTH. To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director or officer. No amendment to, modification of or repeal of this Paragraph SEVENTH shall apply to, or have any effect on the liability or alleged liability of, any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.”
IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 27th day of June, 2023.
William J. Rouhana, Jr. Chief Executive Office

A-1

22310 Chicken Soup For The Soul Proxy Card Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailYour Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner CHICKEN SOUP FOR THE SOULENTERTAINMENT, INC. as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 26, 2023.INTERNETwww.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.MOBILE VOTINGOn your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: 1.Election of Directors(1)William J. Rouhana, Jr.(2)Christopher Mitchell(3)Amy L. Newmark(4)Fred M. Cohen(5)Cosmo DeNicola(6)Martin Pompadur(7)Christina Weiss
Lurie(8)Diana Wilkin(9)Vikram Somaya FOR all Nominees listed to the left WITHHOLD AUTHORITYto vote (except as marked to the contrary for all nominees listed to the left) 3. Ratification of the appointment of Rosenfield and Company, PLLC as our independent registered public accounting firm. FORAGAINST ABSTAIN (Instruction: To withhold authority to vote for anyindividual nominee, strike a line through that nominee’s name in the list above) 2. Approval of Exculpation Amendment Proposal. FORAGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2023.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

22310 Chicken Soup For The Soul Proxy Card Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of StockholdersTo view the 2023 Proxy Statement and 2022 Annual Report, visit: https://www.cstproxy.com/cssentertainment/2023/ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSCHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.The undersigned stockholder(s) of CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC., a Delaware corporation (“Company”), hereby appoint(s) William J . Rouhana, Jr. and Chris Mitchell, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Company’s Annual Meeting of Stockholders to be held on June 27, 2023 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted in favor of electing the director nominees, FOR the approval of the amendment for the Company’s certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation, and FOR the ratification of the appointment of
Rosenfield and Company, PLLC as the Company’s independent registered public accounting firm.(Continued, and to be marked, dated and signed, on the other side)

22310 Chicken Soup For The Soul Notice Card Back You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.c/o Continental Proxy Services1 State Street, New York NY 10004 CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.132 E. Putnam Ave., Cos Cob, CT 06807NOTICE OF ANNUAL MEETING OF STOCKHOLDERSto be held on June 27, 2023 Dear Stockholder,The 2023 Annual Meeting of Stockholders of Chicken Soup for the Soul Entertainment, Inc. (the “Company”) will be held at the New York offices of the Company at 800 Third Avenue, 3rd Floor, New York, New York, 10022, on June 27, 2023, at 10:00 AM (local time).The proposals to be considered at the Annual Meeting are:(1)to elect nine members of the Company’s board of directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified;(2)to approve an amendment to the Company’s certificate of incorporation to reflect new Delaware law provisions regarding officer exculpation;(3)to ratify the appointment of Rosenfield and Company, PLLC as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023; and(4)to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, and “FOR” Proposals 2 and 3.Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. MOBILE VOTINGOn your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.Vote Your Proxy on the Internet:Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares. The Proxy Materials are available for review at: https://www.cstproxy.com/cssentertainment/2023/ CONTROL NUMBER

22310 Chicken Soup For The Soul Proxy Notice Back CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.132 E. Putnam Ave., Cos Cob, CT 06807Important Notice Regarding the Availability of Proxy MaterialsFor the 2023 Annual Meeting of Stockholders to be Held On June 27, 2023The following Proxy Materials are available to you to review at:https://www.cstproxy.com/cssentertainment/2023/-the Company’s Annual Report for the year ended December 31, 2022-the Company’s 2023 Proxy Statement-the Proxy Card; and-any amendments to the foregoing materials that are required to be furnished to StockholdersThis is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed or emailed to you. Please make your request for a copy as instructed below on or before June 17, 2023 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company. ACCESSING YOUR PROXY MATERIALS ONLINEHave this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.You must reference your Control number. REQUESTING A PAPER COPY OF THE PROXY MATERIALSBy telephone please call 1-888-266-6791, orBy logging on to https://www.cstproxy.com/cssentertainment/2023/ orBy email at: proxy@continentalstock.comPlease include the company name and your control number in the subject line.